Exhibit 99.6

FORM 3 JOINT FILER INFORMATION


Name and Address:				Bruce S. Kovner
500 Park Avenue
New York, New York  10022


Date of Event Requiring Statement:		12/29/06
Issuer and Ticker Symbol:			InFocus Corporation (INFS)
Relationship to Issuer:				10% Owner (1)
Designated Filer:				Caxton Associates, L.L.C.


TABLE I INFORMATION
Title of Security:				Common Stock
Amount of Securities Beneficially Owned:	4,438,200 (1)
Ownership Form:					I
Nature of Indirect Beneficial Ownership:	(1)


Signature:			BRUCE S. KOVNER

By:	 /s/ Scott B. Bernstein
	Name:  Scott B. Bernstein
	Title:  Attorney-in-Fact